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
                                                SPECIALTY CHEMICAL RESOURCES, INC.
                                                 RATIO COMPUTATION S-K ITEM 503(d)
                                                     EARNINGS TO FIXED CHARGES
- ---------------------------------------------------------------------------------------------------------------------------
                                                     SIX MONTHS
                                                       ENDED
                                                     30-JUN-96     1995         1994         1993         1992        1991
                                                     ----------------------------------------------------------------------
                                                                          In Thousands (except ratios)
EARNINGS
  Pre-tax earnings (loss) from continuing operations    $(689)    $(4,990)      $(2,479)     $2,683       $1,773      $(165)

FIXED CHARGES
  Interest expense                                        509         779           560         531        1,051(1)   3,836
  Amortization of debt expense                              -           -             -           -           30        180
  Portion of rent expense representative of interest       43         171           202         182          162        150
                                                     ----------------------------------------------------------------------
                                TOTAL FIXED CHARGES       552         950           762         713        1,243      4,166

TOTAL EARNINGS AND FIXED CHARGES                        $(137)    $(4,040)      $(1,717)     $3,396       $3,016     $4,001
                                                     ======================================================================

EARNINGS TO FIXED CHARGES RATIO                             -           -             -   4.76X        2.43X              -
                                                     ======================================================================

EARNINGS (DEFICIENCY OF EARNINGS)
  OVER FIXED CHARGES                                    $(689)   $(4,990)       $(2,479)     $2,683       $1,773      $(165)
                                                     ======================================================================

(1) Excludes extraordinary loss on debt extinguishment

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